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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 11, 2000
                                (May 11, 2000)

                           COVENTRY HEALTH CARE, INC.
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             (Exact name of registrant as specified in its charter)

                Delaware                                             0-19147                          52-2073000
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(State or other jurisdiction of incorporation)               (Commission File Number)               (I.R.S. Employer
                                                                                                    Identification No.)

      6705 Rockledge Drive, Suite 900
             Bethesda, Maryland                                    20817
  ----------------------------------------                   -------------------
  (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (301) 581-0600



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. Other Events - The Principal Financial Group to Sell 10 Million Common
        Shares to E.M.Warburg, Pincus & Co., L.L.C.
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On May 5, 2000, Registrant announced that its two largest shareholders, The
Principal Financial Group and E. M. Warburg, Pincus & Co., L.L.C. entered into a private transaction whereby Warburg will purchase 10 million shares of Coventry common stock from The Principal for $10.00 per share. A copy of the press release that was issued announcing the transaction is attached as Addendum A to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)     Exhibits.

Exhibit
No.             Description of Exhibit
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10.1    Amendment No. 2 to Rights Agreement dated May 5, 2000, between the
        Company and ChaseMellon Shareholder Services, L.L.C.

10.2 Shareholder Agreement dated May 5, 2000, between the Company and Warburg, Pincus Ventures, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           COVENTRY HEALTH CARE, INC.

Date: May 11, 2000         By:  /s/ Dale B. Wolf
                           ----------------------------
                           Dale B. Wolf
                           Chief Financial Officer


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                                       ###

                                                                      ADDENDUM A

[COVENTRY LOGO]                                                     News Release

6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
(301) 581-0600

FOR IMMEDIATE RELEASE                  Contact:    Dale B. Wolf
                                                   Chief Financial Officer
                                                   (301) 581-0600, #2209

                                                   Investor Relations
                                                   (301) 581-0600, #2778

         THE PRINCIPAL FINANCIAL GROUP TO SELL 10 MILLION COMMON SHARES
                      TO E.M. WARBURG, PINCUS & CO., L.L.C.

Bethesda, Maryland (May 5, 2000) - Coventry Health Care, Inc. (NASDAQ/NM:CVTY) announced today that its two largest shareholders, the Principal Financial Group and E.M. Warburg, Pincus & Co., L.L.C. (Warburg) have entered into a private transaction whereby Warburg will purchase 10 million shares of Coventry common stock from The Principal for $10.00 per share.

      "Consistent with the Principal Financial Group's strategic direction to grow our global asset management and accumulation businesses, we are reducing our investment participation in the HMO sector," said David J. Drury, Chairman of The Principal. "We have been pleased with Coventry's progress since its merger with the former Principal Health Care business and continue to have great confidence in Coventry's prospects going forward."

      "We enjoy a great relationship with Principal and Warburg as both shareholders and members of the Board of Directors," said Allen F. Wise, President and Chief Executive Officer of Coventry. "It is satisfying to know that Warburg, with so much experience in this sector and now three years with Coventry, has sufficient confidence in our future to invest an additional $100 million in Coventry stock."

      Upon completion of the transaction, Warburg will own approximately 31% of Coventry's fully diluted common shares and The Principal will own approximately 23% of Coventry's fully diluted common shares. This transaction is subject to regulatory approval.

      Coventry Health Care is a managed health care company based in Bethesda, Maryland operating health plans and insurance companies under the names Coventry Health Care, Coventry Health and Life, HealthAmerica, HealthAssurance, HealthCare USA, Group Health Plan, Southern Health and Carelink Health Plans. The Company provides a full range of managed care products and services including HMO, PPO, POS, Medicare Risk and Medicaid to 1.5 million members in a broad cross section of employer and government-funded groups in 15 markets throughout the Midwest, Mid-Atlantic and Southeast United States. More information is available on the Internet at http://www.cvty.com.


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      This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and may be significantly impacted by certain risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.